Exhibit 24

		STATEMENT APPOINTING DESIGNATED FILER
			  AND
AUTHORIZED SIGNATORY
				  April 12, 2006

	Each of the entities
listed on SCHEDULE A attached hereto
(each a "Reporting Person") hereby
authorizes and designates
 Biomedical Sciences Investment Fund Pte. Ltd.
(the "Designated
Filer"), to prepare and file on behalf of such Reporting
Person
individually, or jointly together with other Reporting Persons,

any and all reports, notices, communications and other documents

(including, but not limited to, reports on Schedule 13D, Schedule
13G,
Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange
Commission or with
any regulatory body, including United States
 federal, state and
self-regulatory bodies, with respect to the Reporting Person's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person
(collectively, the "Reports").

	Each Reporting Person hereby further
authorizes and designates
Sze Kuan Sim (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of a Designated
Filer or
such Authorized Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

	The authority
of the Designated Filer and Authorized Signatory under this document with respect to each Reporting Person shall continue until such Reporting
Person is no longer required to file any Reports with respect to the
Reporting Person's ownership of, or transactions in, securities, unless earlier revoked in writing.  Each Reporting Person acknowledges that the

Designated Filer and the Authorized Signatory are not assuming any of the

Reporting Person's responsibilities to comply with any United States federal or state law or with any regulations promulgated thereto.


SCHEDULE A

BIOMEDICAL SCIENCES INVESTMENT FUND PTE. LTD.
BIO*ONE
CAPITAL PTE LTD.
EDB INVESTMENTS PTE LTD.



	In Witness Whereof,
the undersigned have caused this Statement
Appointing Designated Filer
and Authorized Signatory to be effective as of April 12, 2006.



Reporting Persons:



April 12, 2006

		BIOMEDICAL SCIENCES
INVESTMENT FUND PTE. LTD.


		By: /s/ Chu Swee Yeok


		Name:
Chu Swee Yeok


		Title: Director




April 12, 2006


		BIO*ONE CAPITAL PTE LTD.

		By:  /s/ Chu Swee Yeok


		Name:
Chu Swee Yeok


		Title: Chief Executive Officer




April
12, 2006

		EDB INVESTMENTS PTE LTD.

		By: /s/ Anna Chan



		Name: Anna Chan


		Title: Director Investments